SECTION 906 CERTIFICATION

Vincent Esposito, Chief Executive Officer, and Megan Kennedy, Chief Financial Officer, of Aberdeen Australia Equity Fund, Inc., a Maryland corporation (the “Registrant”), each certify that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2008 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER
Aberdeen Australia Equity Fund, Inc.	Aberdeen Australia Equity Fund, Inc.

/s/ Vincent Esposito	/s/ Megan Kennedy
Vincent Esposito	Megan Kennedy

Date: December 30, 2008	Date: December 30, 2008